Exhibit 99.2

                    INDEPENDENT AUDITORS' REPORT ON SCHEDULE


            The Board of Directors
            FF Holdings Corporation:

            Under date of February 11, 1997, except as to note 10 which is as of February 21, 1997, we reported on the consolidated balance sheets of FF Holdings Corporation and subsidiaries as of December 30, 1995 and December 28, 1996 and the related consolidated statements of loss, stockholders' deficit and cash flows for each of the years in the three-year period ended December 28, 1996 which are included herein. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedule, Schedule II - Valuation and Qualifying Accounts. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement schedule based on our audits.

            In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.


                                                        KPMG PEAT MARWICK LLP


            Norfolk, Virginia
            February 11, 1997


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                                                                    SCHEDULE II

                    FF HOLDINGS CORPORATION AND SUBSIDIARIES

                       VALUATION AND QUALIFYING ACCOUNTS


                                                       BALANCE,          AMOUNTS
                                                      BEGINNING        CHARGED TO                            BALANCE,
                                                       OF YEAR           EXPENSE        DEDUCTIONS         END OF YEAR
                                                       -------           -------        ----------         -----------
Year Ended December 31, 1994
      LIFO Reserve                                 $    2,730,343    $    271,000      $         -        $ 3,001,343
      Allowance for doubtful accounts                     402,617         185,000         (338,239)           249,378
      Deferred tax asset valuation allowance           27,626,000       7,472,000                -         35,098,000

Year Ended December 30, 1995
      LIFO Reserve                                 $    3,001,343    $     35,553      $         -        $ 3,036,896
      Allowance for doubtful accounts                     249,378         333,000          (91,048)           491,330
      Deferred tax asset valuation allowance           35,098,000      12,136,000                          47,234,000

Year Ended December 28, 1996
      LIFO Reserve                                 $    3,036,896    $    318,498      $         -        $ 3,355,394
      Allowance for doubtful accounts                     491,330         649,381         (137,673)         1,003,038
      Deferred tax asset valuation allowance           47,234,000      10,321,000                -         57,555,000